UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2026

Petco Health and Wellness Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39878	81-1005932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 Via Frontera
San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 453-7845

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	WOOF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 22, 2026, Petco Health and Wellness Company, Inc. (the “Company”) issued a press release announcing the pricing of $600 million in aggregate principal amount of its 8.250% senior secured notes due 2031 (the “Notes”). The closing of the sale of the Notes is expected to occur on February 2, 2026, and is subject to customary closing conditions. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Notes will be guaranteed by the Company’s subsidiaries that guarantee the Company’s credit facilities (the “Guarantors”) and will be secured on a first-lien priority basis by security interests granted in the Company’s and the Guarantors’ fixed assets and on a second-lien priority basis by security interests granted in the Company’s and the Guarantors’ current assets. The Notes and the related guarantees will be: effectively senior to any of the Company’s and the Guarantors’ existing and future unsecured indebtedness and indebtedness secured by liens junior to the liens securing the Notes, in each case, to the extent of the value of the collateral; effectively equal to all of the Company’s and the Guarantors’ senior indebtedness secured on the same priority basis as the Notes; effectively subordinated to any existing and future secured indebtedness of the Company and the Guarantors that is secured by liens on assets that do not constitute collateral to the extent of the value of the assets securing such indebtedness; and effectively subordinated to any existing and future senior-priority lien indebtedness of the Company and the Guarantors, to the extent of the value of the current asset collateral securing such obligations.

The Company intends to use the net proceeds from the sale of the Notes, together with borrowings under a new term loan facility and cash on hand, to repay in full its existing term loan facility, to pay related fees and expenses, and for general corporate purposes.

The information being furnished pursuant to Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated January 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petco Health and Wellness Company, Inc.

Date:	January 22, 2026	By:	/s/ Giovanni Insana
Name: Giovanni Insana Title: Chief Legal Officer and Secretary